MANDALAY DIGITAL GROUP, INC.
AMENDED AND RESTATED 2011 EQUITY INCENTIVE PLAN

NOTICE OF GRANT AND STOCK OPTION AGREEMENT

Name:	Option Number:
Address:	Plan Name:	Amended and Restated 2011 Equity Incentive Plan
Employee ID:

Effective __________, 20__, (“Grant Date”), you have been granted [incentive/non-qualified] stock option to purchase ___________( ________) shares of Mandalay Digital Group, Inc. common stock at an Exercise Price of $ ______ per share pursuant to the Mandalay Digital Group, Inc. Amended and Restated 2011 Equity Incentive Plan (the “Plan”). Except as otherwise defined herein, terms with initial capital letters shall have the same meanings set forth in the Plan. A copy of the Plan is attached to this Notice and Agreement. The terms and conditions of the Plan are incorporated herein by this reference.

[Insert vesting schedule]

By accepting this grant and exercising any portion of the Option, you represent that you: (i) agree to the terms and conditions of this Notice and Agreement and the Plan; (ii) have reviewed the Plan and the Notice and Agreement in their entirety, and have had an opportunity to obtain the advice of legal counsel and/or your tax advisor with respect thereto; (iii) fully understand and accept all provisions hereof; (iv) agree to accept as binding, conclusive, and final all of the Administrator’s decisions regarding, and all interpretations of, the Plan and the Notice and Agreement; and (v) agree to notify the Company upon any change in your home address indicated above.

Please return a signed copy of this Notice of Grant and Stock Option Agreement to [insert contact name and address], and retain a copy for your records.

For Mandalay Digital Group, Inc.:

By:
Name:
Title:

Participant:

By:
Name: